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TABLE OF CONTENTS 3

Exhibit 99.4

Unaudited Condensed Financial Statements

Composite Engineering, Inc.

For the quarter ended March 31, 2012

COMPOSITE ENGINEERING, INC.

CONDENSED BALANCE SHEET (UNAUDITED)

	MARCH 31, 2012	DECEMBER 31, 2011
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$6,884,102	$146,637
Billed contracts receivable	9,856,553	9,791,261
Unbilled contracts receivable	6,807,501	11,057,100
Inventory, net	11,758,978	11,180,387
Prepaid expenses and advances	2,376,141	1,819,158
Restricted cash	3,800,000	5,700,000

Total current assets	41,483,275	39,694,543

EQUIPMENT AND LEASEHOLD IMPROVEMENTS, NET	6,004,839	5,516,612

OTHER ASSETS
Restricted cash	1,133,889	1,133,889
Other asset	250,000	—
Deposits	1,152,605	1,068,468

	$50,024,608	$47,413,512

LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Line of credit	$—	$4,800,000
Accounts payable	5,451,231	7,479,952
Accrued expenses	11,342,802	9,954,384
Unearned income	12,240,011	6,285,282
Note payable—stockholder	—	22,427
Current maturities of long-term debt	616,422	500,000
Current maturities of capital lease obligations	334,753	298,132

Total current liabilities	29,985,219	29,340,177

LONG-TERM LIABILITIES
Long-term debt, net of current maturities	1,312,304	1,166,667
Capital lease obligations, net of current maturities	400,413	490,599

Total long-term liabilities	1,712,717	1,657,266

Total liabilities	31,697,936	30,997,443

STOCKHOLDERS' EQUITY
Common stock, no par value 1,000,000 shares authorized, 300,000 issued and outstanding	300,000	300,000
Additional paid-in capital	1,000,000	1,000,000
Retained earnings	17,026,672	15,116,069

Total stockholders' equity	18,326,672	16,416,069

	$50,024,608	$47,413,512

The accompanying notes are an integral part of these condensed financial statements

COMPOSITE ENGINEERING, INC.

CONDENSED STATEMENT OF INCOME (UNAUDITED)

FOR THE QUARTER ENDED

	MARCH 31, 2012	MARCH 31, 2011
CONTRACT REVENUES EARNED	$24,880,636	$21,024,096
COST OF CONTRACT REVENUES	17,579,527	14,521,826

Gross profit	7,301,109	6,502,270
GENERAL AND ADMINISTRATIVE EXPENSES	5,321,165	3,164,460

Income from operations	1,979,944	3,337,810

OTHER INCOME (EXPENSE)
Other income, net	14,409	9,415
Interest expense	(83,750)	(122,957)

Total other expense, net	(69,341)	(113,542)

NET INCOME	$1,910,603	$3,224,268

The accompanying notes are an integral part of these condensed financial statements

COMPOSITE ENGINEERING, INC.

CONDENSED STATEMENT OF CASH FLOWS (UNAUDITED)

FOR THE QUARTER ENDED

	MARCH 31, 2012	MARCH 31, 2011
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,910,603	$3,224,268
Adjustments to reconcile net income to net cash and cash equivalents provided by operating activities:
Depreciation and amortization expense	332,791	330,867
Changes in operating assets and liabilities:
Billed contracts receivable	(65,292)	(7,680,645)
Unbilled contracts receivable	4,249,599	(974,431)
Inventory	(578,591)	1,313,794
Prepaid expenses	(556,983)	(493,002)
Accounts payable	(2,028,721)	(198,724)
Accrued expense	1,388,418	(66,604)
Unearned income	5,954,729	6,249,181

Net cash from operating activities	10,606,553	1,704,704

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of equipment and leasehold improvements	(814,983)	(175,885)
Reductions (additions) to restricted cash	1,900,000	—
Increase in other asset	(250,000)	—
Reduction (increase) in deposits	(84,137)	112,187

Net cash from investing activities	750,880	(63,698)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayments on line of credit	(7,550,000)	(5,500,000)
Borrowings on line of credit	2,750,000	5,350,000
Repayments on stockholder note	(22,427)	(10,251)
Borrowings on long-term debt	387,059	—
Principal payments on long-term debt	(125,000)	(294,017)
Stockholders' distributions	—	(674,000)
Principal payments on capital lease obligations	(59,600)	(64,848)

Net cash from financing activities	(4,619,968)	(1,193,116)

NET CHANGE IN CASH AND CASH EQUIVALENTS	6,737,465	447,890
CASH AND CASH EQUIVALENTS, beginning of period	146,637	1,063,735

CASH AND CASH EQUIVALENTS, end of period	$6,884,102	$1,511,625

The accompanying notes are an integral part of these condensed financial statements

COMPOSITE ENGINEERING, INC.

CONDENSED NOTES TO FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1—SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

        Basis of Presentation—The information as of March 31, 2012 and for the three months ended March 31, 2012 and March 31, 2011 is unaudited. In the opinion of management, these unaudited condensed financial statements include all adjustments, consisting of normal recurring adjustments necessary for a fair presentation of the Company's financial position, results of operations and cash flows for the interim period presented. The results have been prepared in accordance with the requirement of Regulation S-X and do not necessarily include all information and footnotes necessary for presentation in accordance with accounting principles generally accepted in the U.S. ("GAAP"). The unaudited condensed balance sheet at December 31, 2011 has been derived from the audited balance sheet at that date but does not include all of the information and footnotes required by GAAP for complete financial statements. These unaudited condensed financial statements should be read in conjunction with the financial statements and the related notes included in the Company's audited annual financial statements for the fiscal year ended December 31, 2011. Interim operating results are not necessarily indicative of operating results expected in subsequent periods or for the year as a whole.

        Cash and Cash Equivalents—The Company considers all highly liquid instruments with original maturity of three months or less to be cash equivalents.

        Concentration of Credit Risk—The Company maintains cash balances that at times exceed federally insured amounts.

        Five customers represent approximately 97% of the billed contracts receivable balance as of March 31, 2012. One customer represents approximately 87% of the unbilled contracts receivable balance as of March 31, 2012. Revenue from three of the Company's customers accounted for approximately 81% of contract revenues earned for the period ended March 31, 2012. These customers are either US Government entities or contractors to the US Government.

        Billed Contracts Receivable—Billed contracts receivable are carried at the original invoice amount and are written off to expense in the period in which they are determined to be uncollectible. Management determines the uncollectability of accounts by regularly evaluating individual customer receivables and considering a customer's financial condition, credit history, and current economic conditions. Recoveries of receivables previously written off are recorded as income when received. Management's evaluation resulted in no allowance for doubtful accounts as of March 31, 2012 and December 31, 2011.

        Inventory—Inventories, other than inventoried costs relating to long-term contracts and programs, are stated at the lower of cost (determined on the first-in, first-out method) or market.

        Inventoried costs relating to long-term contracts and programs are stated at the actual production cost, including factory overhead, initial tooling, and other related non-recurring costs. Inventoried costs relating to long-term contracts and programs are reduced by charging amounts relieved from inventory to cost of contract revenues when the Company starts the target assembly process and the inventory item is released to the production floor.

        Revenue Recognition—Contract revenues earned under long-term contracts are recorded under the percentage-of-completion method. Costs and estimated gross margins are recorded as contract revenues earned as work is performed based on the percentage that incurred costs bear to estimated total costs utilizing the most recent estimates of costs and funding. Cost estimates include costs such as labor, material, and overhead. Some contracts contain incentive provisions based upon performance in

COMPOSITE ENGINEERING, INC.

CONDENSED NOTES TO FINANCIAL STATEMENTS (UNAUDITED) (Continued)

NOTE 1—SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES (Continued)

relation to established targets, which are recognized in the contract estimates when deemed realizable. Contract change orders and claims are included in contract revenues earned when they can be reliably estimated and realization is probable. Since many contracts extend over a long period of time, revisions in cost and funding estimates during the progress of work have the effect of adjusting earnings applicable to performance in prior periods in the current period. When the current contract estimate indicates a loss, a provision is made for the total anticipated loss in the current period.

        The asset "Unbilled contracts receivable" represents revenues recognized in excess of amounts billed on long-term contracts in progress. The liability "Unearned income" represents billings in excess of revenues recognized on long-term contracts in progress.

        The estimated contract value of performance under government fixed-price contracts in process is recognized under the percentage of completion method of accounting where the estimated contract revenue earned is determined on the basis of completion to date (the total contract amount multiplied by percent of performance to date less contract revenues earned recognized in previous periods) and costs (including general and administrative, except as described below) are expensed as incurred.

        Contract revenues earned under cost-reimbursement contracts are recorded as costs are incurred and include estimated earned fees in the proportion that costs incurred to date bear to total estimated costs. The fees under certain government contracts may be increased or decreased in accordance with cost or performance incentive provisions, which measure actual performance against established targets or other criteria. Such fee adjustments are included in contract revenues earned at the time the amounts can be determined reasonably.

        Warranty Reserve—Included in accrued expenses is $833,413 and $935,440 of accrued warranty costs at March 31, 2012 and December 31, 2011, respectively. This represents estimated costs associated with product warranties in conjunction with certain contracts. These costs are expensed as incurred. Contracts are generally covered by a 12-month warranty but may extend to a 36-month warranty period and cover systems, accessories, equipment, parts, and software manufactured by the Company to certain contractual specifications. Warranties cover factors such as non-conformance to specification and defects in material and workmanship.

        Income Taxes—The Company elected S-Corporation status for both federal and state purposes. Under S-Corporation tax provisions, the Company does not pay federal corporate income taxes on its taxable income. Instead, the stockholders are liable for individual federal and state income taxes on their respective shares of the Company's taxable income.

        Subsequent Events—Subsequent events are events or transactions that occur after the balance sheet date but before financial statements are available to be issued. The Company recognizes in the financial statements the effects of all subsequent events that provide additional evidence about conditions that existed at the date of the balance sheet, including the estimates inherent in the process of preparing the financial statements. The Company's financial statements do not recognize subsequent events that provide evidence about conditions that did not exist at the date of the balance sheet but arose after the balance sheet date and before financial statements are available to be issued. The Company has evaluated subsequent events through May 4, 2012, which is the date the financial statements were available to be issued as approved by management.

COMPOSITE ENGINEERING, INC.

CONDENSED NOTES TO FINANCIAL STATEMENTS (UNAUDITED) (Continued)

NOTE 2—INVENTORY

        Inventory consists of the following at:

	MARCH 31, 2012	DECEMBER 31, 2011
	(UNAUDITED)
Raw materials	$2,119,789	$2,091,076
Project inventory in process	10,139,752	9,741,077
Inventory valuation allowance	(500,563)	(651,766)

Total inventory	$11,758,978	$11,180,387

NOTE 3—EQUIPMENT AND LEASHOLD IMPROVEMENTS

        Equipment and leasehold improvements consist of the following at:

	MARCH 31, 2012	DECEMBER 31, 2011
	(UNAUDITED)
Machinery	$6,655,582	$6,091,921
Automotive equipment	134,775	162,568
Office equipment	4,259,776	4,269,983
Leasehold improvements	2,140,879	2,141,179
Construction in process	1,514,594	1,265,856

Total equipment and leasehold improvements	14,705,606	13,931,507
Less accumulated depreciation and amortization	(8,700,767)	(8,414,895)

Equipment and leasehold improvements, net of accumulated depreciation and amortization	$6,004,839	$5,516,612

NOTE 4—ACCRUED EXPENSES

        Accrued expenses consist of the following at:

	MARCH 31, 2012	DECEMBER 31, 2011
	(UNAUDITED)
Accrued payroll	$2,873,871	$1,902,196
Accrued warranty	833,413	935,440
Other accrued expenses	7,635,518	7,116,748

	$11,342,802	$9,954,384

NOTE 5—LINE OF CREDIT AND LONG-TERM DEBT

        Line of Credit—The Company has a $10,000,000 line of credit with its bank that expires on November 13, 2012. It is secured by equipment, inventory, and contracts receivable and is personally guaranteed by the major stockholders. The line of credit balance bears interest at the lender's internal

COMPOSITE ENGINEERING, INC.

CONDENSED NOTES TO FINANCIAL STATEMENTS (UNAUDITED) (Continued)

NOTE 5—LINE OF CREDIT AND LONG-TERM DEBT (Continued)

prime rate per annum (4.0% at March 31, 2012), payable monthly. The line of credit contains certain restrictive financial covenants. The balance on the line of credit at March 31, 2012 was $0.

        Long-Term Debt—The Company has a long-term note with its bank maturing in April 2015 with a $1,541,667 principal balance at March 31, 2012. The note bears interest at the greater of 5.5% or prime plus 1.0%, with interest and fixed principal payable in monthly installments through maturity, at which time all outstanding amounts are due. This note is collateralized by substantially all the assets of the Company.

        The Company has a long-term note with its bank maturing in December 2017 with a $387,059 principal balance at March 31, 2012. Monthly interest-only payments at a variable rate of prime plus 0.5% are due until December 31, 2012. At December 31, 2012, the 60-month term portion of the note begins with monthly interest and fixed principal payments due until maturity. This note is collateralized by substantially all the assets of the Company.